Filed Pursuant to Rule 424(b)(3)
Registration No. 333-131045
PROSPECTUS SUPPLEMENT NO. 11
(To Prospectus dated April 19, 2007)
HEALTH FITNESS CORPORATION
6,681,000 Shares of Common Stock
     This Prospectus Supplement No. 11 should be read in conjunction with the Prospectus dated April 19, 2007 (as previously supplemented by the prospectus supplements dated May 15, 2007, May 21, 2007, May 22, 2007, June 5, 2007, August 13, 2007, August 14, 2007, September 5, 2007, November 14, 2007, November 15, 2007 and November 19, 2007, collectively, the “Prospectus”) relating to the offer and sale from time to time by the selling shareholders identified in the Prospectus of up to 6,681,000 shares of the common stock of Health Fitness Corporation. We will not receive any of the proceeds from the sale of the common stock covered by the Prospectus.
     On November 20, 2007, we filed with the U.S. Securities and Exchange Commission the attached amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006.
     The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 11 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 11 supersedes the information contained in the Prospectus.
     Investing in our common stock is speculative and involves risk. You should read the section entitled “Risk Factors” beginning on page 10 of our annual report on Form 10-K for the fiscal year ended December 31, 2006, as amended, and the update to such section beginning on page 25 of our quarterly report on Form 10-Q for the quarter ended September 30, 2007, both of which are incorporated by reference in the Prospectus, for a discussion of certain risk factors you should consider before investing in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement No. 11. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 11 is November 20, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-K/A
(Amendment No. 2)
ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
Commission File No. 000-25064

HEALTH FITNESS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	No. 41-1580506
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)
3600 American Boulevard West, Bloomington, Minnesota 55431
(Address of Principal Executive Offices)
(952) 831-6830
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.01 Par Value

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☑
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☑
Note: Checking the box above will not relieve any registrant required to file reports pursuant to Section 13 or 15(d) of the Exchange Act from their obligations under those Sections.
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐      Accelerated filer ☐      Non-accelerated filer ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☑
The aggregate market value of our common stock held by non-affiliates as of June 30, 2006 was approximately $23,200,000 (based on the closing sale price of $1.80 per share as reported on the OTC Bulletin Board).
The number of shares outstanding of the registrant’s common stock as of March 26, 2007 was: Common Stock, $0.01 par value, 19,358,150 shares.

HEALTH FITNESS CORPORATION
EXPLANATORY NOTE
This Amendment No. 2 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2006, initially filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2007, is being filed to correct certain typographical errors in Footnote 15, Quarterly Financial Information (Unaudited) and Footnote 16, Restatement, within Item 8, Financial Statements and Supplementary Data, contained in Amendment No. 1 on Form 10-K/A, which was filed with the SEC on November 19, 2007. This Amendment No. 2 only contains Item 8, as corrected, and Item 15.
In Footnote 15, for the quarter ended March 31, 2006, we changed basic and diluted net earnings (loss) per common share to $(0.07), from $0.04 for basic and $0.01 for diluted net earnings per common share. We also changed the number of diluted weighted average common shares outstanding to 15,001,832, from 15,756,941.
In Footnote 16, for the table presenting the effect of the restatement on our consolidated statement of operations for the quarter ended March 31, 2006, we changed the “As Restated” numbers for basic and diluted net earnings (loss) per common share to $(0.07), from $0.04 for basic and $0.01 for diluted net earnings per common share. We also changed the number of diluted weighted average common shares outstanding to 15,001,832, from 15,756,941. Finally, we changed the third sentence of the first paragraph of Footnote 16 to indicate that Amendment No. 1 has already been filed.
All other notes and financial statements as filed in Amendment No. 1 on Form 10-K/A remain unchanged.

We make available, free of charge, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act on our web site, www.hfit.com, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. We are not including the information on our web site as a part of, or incorporating it by reference into, our Form 10-K.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
The Consolidated Balance Sheets of the Company as of December 31, 2006 and 2005, and the related Consolidated Statements of Operations, Stockholders’ Equity, and Cash Flows for each of the three years in the period ended December 31, 2006, and the notes thereto have been audited by Grant Thornton LLP, independent registered public accounting firm.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Health Fitness Corporation
Minneapolis, Minnesota
     We have audited the accompanying consolidated balance sheets of Health Fitness Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     As described in Note 16, the consolidated financial statements as of and for the year ended December 31, 2006 have been restated to reflect the deemed dividend in March 2006 that resulted from the Company’s conversion of convertible preferred shares.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Fitness Corporation and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
     As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company changed its method of accounting for share-based payments to adopt Financial Accounting Standards Board Statement No. 123(R), Share-Based Payments.
     Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The accompanying Schedule II of Health Fitness Corporation and subsidiaries is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.
/s/ Grant Thornton LLP
Minneapolis, Minnesota
March 27, 2007 (except for Note 16, as to
     which the date is November 19, 2007)

HEALTH FITNESS CORPORATION
CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

	2006	2005
	(Restated)
ASSETS
CURRENT ASSETS
Cash	$987,465	$1,471,505
Trade and other accounts receivable, less allowances of $283,100 and $200,700	12,404,856	8,839,046
Prepaid expenses and other	701,889	509,273
Deferred tax assets	217,476	337,800

Total current assets	14,311,686	11,157,624
PROPERTY AND EQUIPMENT, net	767,675	347,820

OTHER ASSETS
Goodwill	14,509,469	12,919,689
Software technology, less accumulated amortization of $370,200 and $0	1,658,575	1,762,000
Customer contracts, less accumulated amortization of $1,815,000 and $1,626,100	—	188,889
Trademark, less accumulated amortization of $246,300 and $147,000	246,809	346,057
Other intangible assets, less accumulated amortization of $166,500 and $88, 000	362,528	441,086
Deferred tax assets	437,010	374,500
Other	24,597	47,105

	$32,318,349	$27,584,770

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Trade accounts payable	$1,811,939	$687,125
Accrued salaries, wages, and payroll taxes	3,249,424	2,693,927
Accrued acquisition earnout	1,475,000	—
Other accrued liabilities	120,044	763,115
Accrued self funded insurance	201,053	250,000
Deferred revenue	1,663,121	1,868,446

Total current liabilities	8,520,581	6,262,613

LONG-TERM OBLIGATIONS	—	—

COMMITMENTS AND CONTINGENCIES	—	—

WARRANT OBLIGATION	—	2,210,889

PREFERRED STOCK, $0.01 par value; 10,000,000 shares authorized, 0 and 1,000 shares issued and outstanding at December 31, 2006 and 2005	—	8,623,546

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 50,000,000 shares authorized; 19,220,217 and 13,787,349 shares issued and outstanding at December 31, 2006 and 2005	192,202	137,874
Additional paid-in capital	27,565,901	15,625,425
Accumulated comprehensive income from foreign currency translation	(35,186)	1,245
Accumulated deficit	(3,925,149)	(5,276,822)

	23,797,768	10,487,722

	$32,318,349	$27,584,770

See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
	(Restated)
REVENUE	$63,578,540	$54,942,205	$52,454,668

COSTS OF REVENUE	45,947,956	41,125,031	38,995,451

GROSS PROFIT	17,630,584	13,817,174	13,459,217

OPERATING EXPENSES
Salaries	8,544,885	5,769,082	5,600,203
Other selling, general and administrative	5,040,709	3,712,429	3,440,134
Amortization of acquired intangible assets	368,618	821,611	878,333

Total operating expenses	13,954,212	10,303,122	9,918,670

OPERATING INCOME	3,676,372	3,514,052	3,540,547

OTHER INCOME (EXPENSE)
Interest expense	(7,512)	(25,965)	(465,571)
Interest costs — early debt repayment	—	—	(474,669)
Change in fair value of warrants	841,215	(634,435)	—
Other, net	9,646	10,585	1,642

EARNINGS BEFORE INCOME TAXES	4,519,721	2,864,237	2,601,949

INCOME TAX EXPENSE	1,495,184	1,518,946	927,929

NET EARNINGS	3,024,537	1,345,291	1,674,020

Deemed dividend to preferred shareholders	1,576,454	—	—
Dividend to preferred shareholders	96,410	140,890	86,400

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS	$1,351,673	$1,204,401	$1,587,620

NET EARNINGS PER COMMON SHARE:
Basic	$0.07	$0.09	$0.13
Diluted	0.03	0.08	0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,023,298	12,780,724	12,503,345
Diluted	18,772,675	16,929,636	16,151,017
See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

			Additional	Accumulated		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’	Comprehensive
	Shares	Amount	Capital	Income	Deficit	Equity	Income
BALANCE AT JANUARY 1, 2004	12,357,334	123,573	17,671,536	5,707	(8,068,843)	9,731,973
Issuance of common stock through stock purchase plan	80,454	805	70,736	—	—	71,541
Issuance of common stock for options	66,100	661	34,586	—	—	35,247
Issuance of common stock for board of directors compensation	40,000	400	60,200	—	—	60,600
Issuance of common stock for warrants	38,282	383	(383)	—	—	—
Dividend to preferred shareholders	—	—	—	—	(86,400)	(86,400)
Net earnings	—	—	—	—	1,674,020	1,674,020	$1,674,020
Foreign currency translation	—	—	—	(3,248)	—	(3,248)	(3,248)

Comprehensive Income							$1,670,772

BALANCE AT DECEMBER 31, 2004	12,582,170	125,822	17,836,675	2,459	(6,481,223)	11,483,733
Issuance of common stock through stock purchase plan	89,227	892	162.116	—	—	163,008
Issuance of common stock for options	98,681	987	14,566	—	—	15,553
Issuance of common stock for acquisition	847,281	8,473	1,991,527	—	—	2,000,000
Issuance of common stock for warrants	169,990	1,700	(1,700)	—	—	—
Net repurchase of Series A preferred stock and warrants	—	—	(3,539,466)	—	—	(3,539,466)
Payment of Series B preferred stock financing costs	—	—	(813,021)	—	—	(813,021)
Reallocation of deferred financing costs	—	—	(25,272)	—	—	(25,272)
Dividend to preferred shareholders	—	—	—	—	(140,890)	(140,890)
Net earnings	—	—	—	—	1,345,291	1,345,291	$1,345,291
Foreign currency translation	—	—	—	(1,214)	—	(1,214)	(1,214)

Comprehensive Income							$1,344,077

BALANCE AT DECEMBER 31, 2005	13,787,349	$137,874	$15,625,425	$1,245	$(5,276,822)	$10,487,722
Issuance of common stock through stock purchase plan	90,572	905	170,384	—	—	171,289
Redemption of common stock for option exercises	(31,554)	(315)	(67,526)			(67,841)
Issuance of common stock for options	253,850	2,538	75,392	—	—	77,930
Payment of Series B preferred stock financing costs			(161,725)			(161,725)
Issuance of common stock for Series B preferred stock	5,100,000	51,000	10,149,000	—	—	10,200,000
Reclassification of warrant liability			1,369,674			1,369,674
Issuance of common stock for board of directors compensation	20,000	200	31,800	—	—	32,000
Stock option compensation	—	—	373,477	—	—	373,477
Deemed dividend to preferred shareholders	—	—	—	—	(1,576,454)	(1,576,454)
Dividend to preferred shareholders	—	—	—	—	(96,410)	(96,410)
Net earnings	—	—	—	—	3,024,537	3,024,537	$3,024,537
Foreign currency translation	—	—	—	(36,431)	—	(36,431)	(36,431)

Comprehensive Income							$2,988,106

BALANCE AT DECEMBER 31, 2006 (Restated)	19,220,217	$192,202	$27,565,901	$(35,186)	$(3,925,149)	$23,797,768

     See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	2006	2005	2004
	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$3,024,537	$1,345,291	$1,674,020
Adjustment to reconcile net earnings to net cash provided by operating activities:
Common stock issued for Board of Directors compensation	32,000	—	60,600
Stock-based compensation	373,477	—	—
Depreciation	538,511	88,663	93,030
Amortization	366,694	817,210	1,034,654
Interest on escrow account	—	—	(2,611)
Warrant valuation adjustment	(841,215)	634,435	—
Deferred taxes	57,814	1,169,200	655,101
Loss on disposal of assets	—	1,897	—
Interest — early debt repayment	—	—	345,754
Change in assets and liabilities, net of assets acquired:
Trade and other accounts receivable	(3,565,810)	(554,637)	(2,929,206)
Prepaid expenses and other	(192,616)	(295,319)	(26,607)
Other assets	22,508	39,910	(22,557)
Trade accounts payable	1,088,382	(222,537)	267,178
Accrued liabilities and other	1,338,479	127,031	1,204,508
Deferred revenue	(205,325)	(175,294)	550,036

Net cash provided by operating activities	2,037,436	2,975,850	2,903,900
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(854,940)	(232,485)	(66,121)
Business acquisitions, net of cash acquired	(1,589,780)	(4,344,476)	(296,927)
Net cash payment made for acquisition	—	(7,085)	—

Net cash used in investing activities	(2,444,720)	(4,584,046)	(363,048)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under note payable	—	13,899,950	18,257,358
Repayments of note payable	—	(15,512,709)	(19,419,599)
Proceeds from cash escrow account	—	—	474,609
Net proceeds from issuance of preferred stock and warrants	—	9,386,979	—
Repurchase of equity securities	—	(5,114,382)	—
Repayments of long term obligations	—	—	(2,000,000)
Costs from the issuance of preferred stock	(161,725)	—	—
Proceeds from the issuance of common stock	171,288	163,008	71,541
Proceeds from the exercise of stock options	10,091	15,553	35,247
Payment of Series B preferred stock dividend	(96,410)	—	—

Net cash provided by (used in) financing activities	(76,756)	2,838,399	(2,580,844)

NET INCREASE (DECREASE) IN CASH	(484,040)	1,230,203	(39,992)

CASH AT BEGINNING OF YEAR	1,471,505	241,302	281,294

CASH AT END OF YEAR	$987,465	$1,471,505	$241,302

SUPPLEMENTAL CASH FLOW DISCLOSURES

Supplemental cash flow information:
Cash paid for interest	$1,681	$30,366	$438,111
Cash paid for taxes	1,502,987	672,147	160,827

Noncash investing and financing activities affecting cash flows:
Deemed dividend to preferred shareholders	(1,576,454)	—	—
Dividend to preferred shareholders	—	(140,890)	(86,400)
Common stock issued in business acquisition	—	2,000,000	—
Value of warrants issued to placement agents	—	$114,191	—
Redemption of common stock	(67,841)	—	—
See notes to consolidated financial statements.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Business - We provide fitness and health management services and programs to corporations, hospitals, communities and universities located in the United States and Canada. Fitness and health management services include the development, marketing and management of corporate, hospital, community and university based fitness centers, worksite health promotion, injury prevention and work-injury management consulting, and on-site physical therapy. Programs include fitness and health services for individual customers, including health risk assessments, biometric screenings, nutrition and weight loss programs, personal training, smoking cessation, massage therapy, back care and ergonomic injury prevention.
Segment Reporting - Effective with the fourth quarter of 2006, we made a decision to move to segment reporting based upon the evolution of our Health Management business model, and our belief that the future financial results for our Health Management segment may outpace the financial results of our Fitness Management segment. Another factor contributing to this decision relates to the higher level of resources we expect to invest in order to maximize the future growth opportunities we believe exists in our Health Management segment. As a result of these factors, we are now following FASB Statement No. 131, Disclosure about Segments of an Enterprise and Related Information (“SFAS 131”), for the two segments of our business: Fitness Management and Health Management.
Consolidation - The consolidated financial statements include the accounts of our Company and our wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Cash - We maintain cash balances at several financial institutions, and at times, such balances exceed insured limits. We have not experienced any losses in such accounts and we believe we are not exposed to any significant credit risk on cash. At December 31, 2006 and 2005, we had cash of approximately $36,900 and $24,500 (U.S. Dollars) in a Canadian bank account.
Trade and Other Accounts Receivable - Trade and other accounts receivable represent amounts due from companies and individuals for services and products. We grant credit to customers in the ordinary course of business, but generally do not require collateral or any other security to support amounts due. Management performs ongoing credit evaluations of customers. Accounts receivable from sales of services are typically due from customers within 30 to 90 days. Accounts outstanding longer than contractual payment terms are considered past due. We determine our allowance for discounts and doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer’s current ability to pay its obligation to us, and the condition of the general economy and the industry as a whole. We write off accounts receivable when they become uncollectible, and payments subsequently received on such receivable are credited to the allowance. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and their geographic dispersion. We had bad debt expense of $104,000, $3,870 and $104,961 for the periods ended December 31, 2006, 2005 and 2004.
Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are computed using both straight-line and accelerated methods over the useful lives of the assets.
Software Development Costs - Software development costs are accounted for in accordance with Statement SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed.” Accordingly, software development costs incurred subsequent to the determination of technological feasibility and marketability of a software product are capitalized. Capitalization of costs ceases and amortization of capitalized software development costs commences when the products are

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
available for general release. Amortization is determined on a product by product basis using the greater of a ratio of current product revenues to projected current and future product revenues or an amount calculated using the straight-line method over the estimated economic life of the product, which is generally three to five years.

Capitalized software development costs are stated at the lower of amortized cost or net realizable value. Recoverability of these capitalized costs is determined by comparing the forecasted future revenues from the related products, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues.

During 2006, we capitalized $267,000 of software development costs related to enhancements we made to our eHealth platform, a system we acquired through our acquisition of HealthCalc. Capitalized software development costs are captured within Software Technology. These software development costs will be amortized over the remaining economic life of the eHealth platform, or five years. We expect to recover our capitalized software development costs due to the growth of our Health Management segment.

Goodwill - Goodwill represents the excess of the purchase price and related costs over the fair value of net assets of businesses acquired. The carrying value of goodwill is tested for impairment on an annual basis or when factors indicating impairment are present. Projected discounted cash flows are used in assessing these assets. We elected to complete the annual impairment test of goodwill on December 31 each year and determined that our goodwill relates to two reporting units for purposes of impairment testing. The Company determined that there was no impairment of goodwill at December 31, 2006, 2005, and 2004.

Intangible Assets - Our intangible assets include customer contracts, trademarks and tradenames, software and other intangible assets, all of which are amortized on a straight-line basis. Customer contracts represent the fair value assigned to acquired customer contracts, which are amortized over the remaining life of the contracts, approximately 13-23 months. Trademarks and tradenames represent the value assigned to an acquired trademarks and tradenames, and are amortized over a period of five years. Software represents the value assigned to an acquired web-based software program and is amortized over a period of five years. Other intangible assets include the value assigned to acquired customer lists, which is amortized over a period of six years, as well as deferred financing costs, which are amortized over the term of the related credit agreement. Amortization expense for intangible assets totaled $738,803, $817,210, and $955,422 for the twelve months ended December 31, 2006, 2005, and 2004.

Expected future amortization of intangible assets is as follows:

Years ending December 31
2007	$580,171
2008	570,769
2009	504,785
2010	504,785
Thereafter	107,402
Revenue Recognition — Revenue is recognized at the time the service is provided to the customer. We determine our allowance for discounts by considering historical discount history and current payment practices of our customers. For annual contracts, monthly amounts are recognized ratably over the term of the contract. Certain services provided to the customer may vary on a periodic basis and are invoiced to the customer in arrears. The revenues relating to theses services are estimated in the month that the service is

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
performed. Accounts receivable related to estimated revenues were $1,644,211 and $1,283,979 at December 31, 2006 and 2005.

We also provide services to companies located in Canada. Revenue recognized from our Canadian customers totaled approximately $259,300, $277,600 and $253,200 for the periods ended December 31, 2006, 2005 and 2004. Although we invoice these customers in their local currency, we do not believe there is a risk of material loss due to foreign currency translation.

Amounts received from customers in advance of providing contracted services are treated as deferred revenue and recognized when the services are provided. Accounts receivable relating to deferred revenue were $1,663,121 and $1,868,446 at December 31, 2006 and 2005.

We have contracts with third-parties to provide ancillary services in connection with their fitness and wellness management services and programs. Under such arrangements, the third-parties invoice and receive payments from us based on transactions with the ultimate customer. We do not recognize revenues related to such transactions as the ultimate customer assumes the risk and rewards of the contract and the amounts billed to the customer are either at cost or with a fixed markup.

Advertising – The Company expenses advertising costs as they are incurred. Advertising expense for the periods ended December 31, 2006, 2005 and 2004 was $159,646, $119,364 and $118,074.

Comprehensive Income – Comprehensive income is net earnings plus certain other items that are recorded directly to stockholders’ equity. Our comprehensive income represents net earnings adjusted for foreign currency translation adjustments. Comprehensive income is disclosed in the consolidated statement of stockholders’ equity.

Net Earnings Per Common Share – Basic net earnings per common share is computed by dividing net earnings applicable to common shareholders by the number of basic weighted average common shares outstanding. Diluted net earnings per share is computed by dividing net earnings applicable to common shareholders, plus dividends to preferred shareholders (net earnings), less the non-cash benefit related to a change in fair value of warrants by the number of diluted weighted average common shares outstanding, and common share equivalents relating to stock options, stock warrants and stock warrants, if dilutive. Refer to Exhibit 11.0 attached hereto for a detail computation of earnings per share.

Common stock options and warrants to purchase 2,393,681, 517,163 and 400,100 shares of common stock with weighted average exercise prices of $2.51, $2.78 and $2.54 were excluded from the 2006, 2005 and 2004 diluted computation because their exercise price exceeded the average trading price of our common stock during each of the periods.

Stock-Based Compensation – We maintain a stock option plan for the benefit of certain eligible employees and directors of the Company. Commencing January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123R, “Share Based Payment” (“SFAS 123R”), using the modified prospective method of adoption, which requires all share-based payments, including grants of stock options, to be recognized in the income statement as an operating expense, based on their fair values over the requisite service period. The compensation cost we record for these awards is based on their fair value on the date of grant. The Company continues to use the Black Scholes option-pricing model as its method for valuing stock options. The key assumptions for this valuation method include the expected term of the option, stock price volatility, risk-free interest rate and dividend yield. Many of these assumptions are judgmental and highly sensitive in the determination of compensation expense. Further information on our share-based payments can be found in Note 9 in the Notes to the Consolidated Financial Statements under Item 8.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
Fair Values of Financial Instruments — Due to their short-term nature, the carrying value of our current financial assets and liabilities approximates their fair values. The fair value of long-term obligations, if recalculated based on current interest rates, would not significantly differ from the recorded amounts.

Valuation of Derivative Instruments – In accordance with the interpretive guidance in EITF Issue No. 05-4, “The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” we valued warrants we issued in November 2005 in our financing transaction as a derivative liability. We were required to make certain periodic assumptions and estimates to value the derivative liability. Factors affecting the amount of this liability include changes in our stock price, the computed volatility of our stock price and other assumptions. The change in value is reflected in our statements of operations as non-cash income or expense, and the changes in the carrying value of derivatives can have a material impact on our financial statements.

Income Taxes – The Company records income taxes in accordance with the liability method of accounting. Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities and federal operating loss carryforwards. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of the enactment. We do not record a tax liability or benefit in connection with the change in fair value of certain of our warrants. Income taxes are calculated based on management’s estimate of the Company’s effective tax rate, which takes into consideration a federal tax rate of 34% and an effective state tax rate of 6%.

Use of Estimates – Preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	FINANCING

On November 14, 2005 (the “Effective Date”), in a Private Investment in Public Equity transaction (the “PIPE Transaction”), we issued an aggregate of 1,000 shares of Series B Convertible Preferred Stock (the “Series B Stock”), together with warrants to purchase 1,530,000 shares of common stock at $2.40 per share, to a limited number of accredited investors for aggregate gross proceeds of $10.2 million. After selling commissions and expenses, we received net proceeds of approximately $9.4 million. The Series B Stock automatically converted into 5,100,000 shares of our common stock on March 10, 2006, the date the Securities and Exchange Commission (the “SEC”) first declared effective a registration statement covering these shares. We used the proceeds from this PIPE Transaction to redeem our Series A Convertible Preferred Stock and to fund the acquisition of HealthCalc.Net, Inc.

In accordance with the terms of the PIPE Transaction, we were required to file with the SEC, within sixty (60) days from the Effective Date, a registration statement covering the common shares issued and issuable in the PIPE Transaction. We were also required to cause the registration statement to be declared effective on or before the expiration of one hundred twenty (120) days from the Effective Date. We would have been subject to liquidated damages of one percent (1%) per month of the aggregate gross proceeds ($10,200,000), if we failed to meet these date requirements. On March 10, 2006, the SEC declared effective our registration statement and, as a result, we did not pay any liquidated damages for failure to meet the filing and effectiveness date requirements. We could nevertheless be subject to the foregoing liquidated damages if we fail (subject to certain permitted circumstances) to maintain the effectiveness of

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
the registration statement. On June 15, 2006, we entered into an agreement with the accredited investors to amend the Registration Rights Agreement to cap the amount of liquidated damages we could pay at 9% of the aggregate purchase price paid by each accredited investor.

The warrants, which were issued together with the Series B Stock, have a term of five years, and give the investors the option to require us to repurchase the warrants for a purchase price, payable in cash within five (5) business days after such request, equal to the Black Scholes value of any unexercised warrant shares, only if, while the warrants are outstanding, any of the following change in control transactions occur: (i) we effect any merger or consolidation, (ii) we effect any sale of all or substantially all of our assets, (iii) any tender offer or exchange offer is completed whereby holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) we effect any reclassification of our common stock whereby it is effectively converted into or exchanged for other securities, cash or property. On June 15, 2006, we entered into an agreement with the accredited investors to amend the Warrant Agreement to give us the ability to repurchase the warrants, in the case of a change in control transaction, using shares of stock, securities or assets, including cash.

Under EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (EITF 00-19”), the fair value of the warrants issued under the PIPE Transaction have been reported as a liability due to the requirement to net-cash settle the transaction. There are two reasons for this treatment: (i) there are liquidated damages, payable in cash, of 1% of the gross proceeds per month ($102,000) should we fail to maintain effectiveness of the registration statement in accordance with the PIPE Transaction; and (ii) our investors may put their warrants back to us for cash if we initiate a change in control that meets the definition previously discussed. As a result of the amendments we structured with the accredited investors on June 15, 2006, we were allowed to account for the warrants as equity. As a result of this accounting change, we made a final valuation of our warrant liability on June 15, 2006, which resulted in non-cash income of $406,694 for our second quarter in 2006, and the remaining warrant liability of $1,369,674 was reclassified to additional paid in capital. We are no longer required to revalue these warrants on a prospective basis.

3.	REPURCHASE OF EQUITY SECURITIES

On November 15, 2005, using part of the proceeds from our PIPE Transaction, we redeemed all of the outstanding shares of our Series A Convertible Preferred Stock sold to Bayview Capital Partners LP (“Bayview”), which were convertible into 2,222,210 shares of common stock, and warrants to purchase 1,213,032 shares of common stock if exercised for cash, or 916,458 shares of common stock if exercised on a “cash-less” basis. The total cash we used to make this repurchase was approximately $5.1 million. At December 31, 2005, Bayview held warrants to purchase an additional 62,431 shares of common stock at exercise prices ranging from $2.24 to $2.70 per share, which were obtained in connection with anti-dilution rights. We did not repurchase these shares as they were out-of-the-money.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
4.	BUSINESS ACQUISITION

On December 23, 2005, using substantially all of the remaining proceeds from our PIPE Transaction, we acquired all of the capital stock of HealthCalc. Net, Inc, a leading provider of web-based fitness, health management and wellness programs. We purchased HealthCalc because we believe their proven technology platform will play a very important role in the overall growth strategy related to the corporate health management area of our business. We paid $3.9 million in cash and issued $2 million in common stock, representing 847,281 shares, to HealthCalc’s shareholders.

We accounted for this acquisition using the purchase method of accounting. The fair market value of the assets acquired resulted in the following purchase price allocation:

Cash price paid	$3,934,108
Common stock issued	2,000,000
Accrued acquisition earnout	1,475,000
Acquisition costs	632,334
Cash acquired	(107,187)
Liabilities assumed	159,277

Total purchase price	$8,093,532

Purchase Price Allocation
Accounts receivable	$136,978
Property and equipment	55,587
Software	1,762,000
Customer contracts	85,000
Trademark/Tradenames	136,000
Other intangibles (customer lists)	431,000
Excess of cost over assets acquired (goodwill)	5,486,967

$8,093,532

At December 31, 2006, we recorded a liability of $1,475,000 in favor of the former shareholders of HealthCalc, with the offset reflected as an increase to goodwill. In accordance with the Stock Purchase Agreement executed in this transaction, we agreed to pay the shareholders of HealthCalc, in cash, stock or a combination thereof, a contingent earnout payment based upon the achievement of specific 2006 revenue objectives. On March 27, 2007, our Board of Directors determined that this earnout payment would be made by a cash payment of $737,500 and the issuance of 262,590 shares of common stock, which was determined using an average closing share price of $2.81 for the twenty-one trading days preceding the date of payment. We made the cash payment on March 28, 2007 and issued the common stock effective on March 27, 2007.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
The following unaudited pro forma condensed consolidated results of operations have been prepared as if the acquisition of HealthCalc had occurred as of January 1, 2004:

	Years Ended December 31
	2005	2004
Net revenues	$56,574,309	$54,084,358
Net earnings	1,687,863	1,345,796
Net earnings to common shareholders	1,546,973	1,259,396
Net earnings per common share:
Basic	$0.11	$0.09
Diluted	$0.10	$0.08
Weighted average common shares outstanding
Basic	13,607,113	13,350,626
Diluted	17,756,025	16,998,298
The unaudited pro forma condensed consolidated results of operations are not necessarily indicative of results that would have occurred had the acquisition occurred as of January 1, 2004, nor are they necessarily indicative of the results that may occur in the future.

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	Useful Life	2006	2005
Leasehold improvements	Term of lease	$11,757	$11,757
Office equipment	3-7 years	1,496,302	1,243,844
Software	3 years	235,371	218,295
Health care equipment	1-5 years	772,231	453,583

		2,515,661	1,927,479
Less accumulated depreciation and amortization		1,747,986	1,579,659

		$767,675	$347,820

6.	LONG-TERM OBLIGATIONS

Our primary source of liquidity and working capital is provided by a $7,500,000 Credit Agreement with Wells Fargo Bank, N.A. (the “Wells Loan”). At our option, the Wells Loan bears interest at prime, or the one-month LIBOR plus a margin of 2.25% to 2.75% based upon our Senior Leverage Ratio (effective rate of 8.25% and 7.25% at December 31, 2006 and 2005). The availability of the Wells Loan decreases $250,000 on the last day of each calendar quarter, beginning September 30, 2003, and matures on June 30, 2008, as amended. Working capital advances from the Wells Loan are based upon a percentage of our eligible accounts receivable, less any amounts previously drawn. The facility provided maximum borrowing capacity of $4,000,000 and $5,000,000 at December 31, 2006 and 2005, which was available for drawing on such respective dates. All borrowings are collateralized by substantially all of our assets. At December 31, 2006 and 2005, we were in compliance with all of our financial covenants.

7.	COMMITMENTS AND CONTINGENCIES

Leases – We lease office space and equipment under various operating leases. In addition to base rental payments, these leases require us to pay a proportionate share of real estate taxes, special assessments, and

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
maintenance costs. The lease for our corporate headquarters, as well as the office lease for HealthCalc, has escalating lease payments through 2007 and 2010. Costs incurred under operating leases are recorded as rent expense and totaled approximately $404,000, $302,000, and $271,000 for the years ended December 31, 2006, 2005, and 2004.

Minimum rent payments due under operating leases are as follows:

Years ending December 31:
2007	$363,000
2008	177,000
2009	162,000
2010	35,000
Thereafter	—
Legal Proceedings – We are involved in various claims and lawsuits incident to the operation of our business. We believe that the outcome of such claims will not have a material adverse effect on our financial condition, results of operation, or cash flows.

Liquidated Damages — In accordance with the terms of the PIPE Transaction, we were required to file with the SEC, within sixty (60) days from the Effective Date, a registration statement covering the common shares issued and issuable in the PIPE Transaction. We were also required to cause the registration statement to be declared effective on or before the expiration of one hundred twenty (120) days from the Effective Date. We would have been subject to liquidated damages of one percent (1%) per month of the aggregate gross proceeds ($10,200,000), if we failed to meet these date requirements. On March 10, 2006, the SEC declared effective our registration statement and, as a result, we did not pay any liquidated damages for failure to meet the filing and effectiveness date requirements. We could nevertheless be subject to the foregoing liquidated damages if we fail (subject to certain permitted circumstances) to maintain the effectiveness of the registration statement. On June 15, 2006, we entered into an agreement with the accredited investors to amend the Registration Rights Agreement to cap the amount of liquidated damages we could pay at 9% of the aggregate purchase price paid by each accredited investor.

8.	BENEFIT PLAN

We maintain a 401(k) plan whereby employees are eligible to participate in the plan providing they have attained the age of 18 and have completed one month of service. The plan was amended in December 2002 to allow participants to contribute up to 20% of their earnings effective April 1, 2003. Previously, participants were able to contribute up to 15% of their earnings. We may make certain matching contributions, which were approximately $297,000, $261,000, and $277,000 for the years ended December 31, 2006, 2005, and 2004.

9.	EQUITY

Stock Options – We maintain a stock option plan for the benefit of certain eligible employees and our directors. We have authorized 4,000,000 shares for grant under our 2005 Stock Option Plan, and a total of 1,313,275 shares of common stock are reserved for additional grants of options at December 31, 2006. Generally, the options outstanding are granted at prices equal to the market value of our stock on the date of grant, generally vest over four years and expire over a period of six or ten years from the date of grant.

Commencing January 1, 2006, we adopted Statement of Financial Accounting Standard No. 123R, “Share Based Payment” (“SFAS 123R”), which requires all share-based payments, including grants of stock

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
options, to be recognized in the income statement as an operating expense, based on their fair values over the requisite service period. Prior to 2006, the compensation cost we recorded for option awards was based on their grant date fair value as calculated for the proforma disclosures required by Statement 123.

We recorded $373,477 of stock option compensation expense for the twelve months ended December 31, 2006. We also recorded a deferred tax benefit of $149,392 for the twelve months ended December 31, 2006 in connection with recording this non-cash expense. This deferred tax benefit will be adjusted based upon the actual tax benefit realized from the exercise of the underlying stock options. The compensation expense reduced diluted earnings per share by approximately $0.01 for the twelve months ended December 31, 2006.

In 2005 and 2004, we utilized the intrinsic value method of accounting for our stock- based employee compensation plans. All options granted had an exercise price equal to the market value of the underlying common stock on the date of grant and accordingly, no compensation cost is reflected in net earnings for the years ended December 31, 2005 and 2004. The following table illustrates the effect on net earnings and earnings per share if we had applied the fair value method:

	2005	2004

Net earnings applicable to common shareholders — basic	$1,204,401	$1,587,620
Add: Dividends to preferred shareholders	140,890	86,400

Net earnings — diluted	1,345,291	1,674,020

Less: Compensation expense determined under the fair value method, net of tax	(187,898)	(171,500)

Proforma net earnings, basic	$1,016,503	$1,416,120

Proforma net earnings, diluted	$1,157,393	$1,502,520

Net earnings per common share:
Basic-as reported	$0.09	$0.13

Basic-proforma	$0.08	$0.11

Diluted-as reported	$0.08	$0.10

Diluted-proforma	$0.07	$0.09

As of December 31, 2006, approximately $637,000 of total unrecognized compensation costs related to non-vested awards is expected to be recognized over a weighted average period of approximately 2.60 years.

Prior to adopting SFAS 123R, we accounted for stock-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” We have applied the modified prospective method in adopting SFAS 123R. Accordingly, periods prior to adoption have not been restated.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
The following table summarizes information about stock options at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted Average	Weighted		Weighted
		Remaining	Average		Average
Range of	Number	Contractual Life	Exercise	Number	Exercise
Exercise Prices	Outstanding	In Years	Price	Exercisable	Price
$0.30 - $0.39	155,400	2.12	$0.39	114,675	$0.39
0.47 - 0.69	596,650	1.45	0.56	596,650	0.56
0.95 - 1.25	259,000	3.70	1.16	199,250	1.17
1.26 - 2.27	458,600	3.89	1.85	341,800	1.81
2.28 - 3.00	781,250	3.60	2.74	353,625	2.81

	2,250,900	3.00	$1.64	1,606,000	$1.39

We use the Black-Scholes option pricing model to determine the weighted average fair value of options. The fair value of options at date of grant and the assumptions utilized to determine such values are indicated in the following table:

	Fiscal Year Ending
	December 31,
	2006	2005	2004

Risk-free interest rate	4.48%	2.79%	3.30%
Expected volatility	68.9%	72.4%	88.0%
Expected life (in years)	3.96	3.04	4.00
Dividend yield	—	—	—
A summary of the stock option activity is as follows:

		Weighted
	Number of	Average
	Shares	Exercise Price
Outstanding at January 1, 2004	1,710,900	$0.88
Granted	320,100	1.87
Exercised	(66,100)	0.53
Forfeited	(43,350)	0.54

Outstanding at December 31, 2004	1,921,550	1.06
Granted	357,500	2.58
Exercised	(109,625)	0.39
Forfeited	(12,000)	1.94

Outstanding at December 31, 2005	2,157,425	1.34
Granted	515,500	2.43
Exercised	(253,850)	0.31
Forfeited	(168,175)	2.33

Outstanding at December 31, 2006	2,250,900	$1.64

Stock options outstanding at December 31, 2006 have an aggregate intrinsic value of $2,373,838, and a weighted average remaining term of 3.04 years.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	Weighted
	Number of	Average
	Shares	Exercise Price
Options exercisable at December 31:
2006	1,606,000	$1.39
2005	1,520,900	$1.18
2004	1,249,450	$1.05
Stock options exercisable at December 31, 2006 have an aggregate intrinsic value of $2,104,332, and a weighted average remaining term of 2.49 years.
Employee Stock Purchase Plan – We maintain an Employee Stock Purchase Plan, which allows employees to purchase shares of our common stock at 95% of the fair market value. A total of 1,000,000 shares of common stock are reserved for issuance under this plan, of which 391,562 shares are unissued and remain available for issuance at December 31, 2006. There were 90,572, 89,227 and 80,454 shares issued under the plan during 2006, 2005 and 2004.
Warrants – We have outstanding warrants to selling agents and investors that were issued in connection with financing transactions.
In November 2005, we repurchased a warrant issued to Bayview representing 1,210,320 shares of common stock, which were converted on a cashless basis into 916,458 shares of common stock. At various times during 2005, Bayview was issued additional warrants, in connection with anti-dilution rights, to purchase a total of 65,143 shares of common stock. These warrants have exercise prices ranging from $0.50 to $2.70 per share, and are exercisable at any time for a period of six years.
In November 2005, we issued warrants to purchase 1,530,000 shares of common stock, at an exercise price equal to $2.40 per share, to investors in our PIPE transaction, which are exercisable at any time for a period of five years. At the same time, we issued warrants to purchase 102,000 shares of common stock, at an exercise price of $2.00 per share, to placement agents, which are exercisable at any time for a period of five years.
A summary of the stock warrants activity is as follows:

		Exercise
	Number of	Price
	Shares	Per Share
Outstanding at January 1, 2004	1,460,320	$0.30 – 0.50
Exercised	(38,282)	0.30
Forfeited	(6,718)	0.30

Outstanding at December 31, 2004	1,415,320	0.30 – 0.50
Granted	1,697,143	0.50 – 2.70
Exercised	(1,086,448)	0.30 – 0.50
Forfeited	(331,584)	0.30 – 0.50

Outstanding at December 31, 2005	1,694,431	2.00 – 2.70
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2006	1,694,431	2.00 – 2.70

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

		Exercise
	Number of	Price
	Shares	Per Share
Warrants exercisable at December 31:
2006	1,694,431	$2.00 – 2.70
2005	1,694,431	2.00 – 2.70
2004	1,415,320	0.30 - 0.50
10.	INCOME TAXES

Income tax expense consists of the following:

	2006	2005	2004
Current	$1,435,000	$412,346	$272,828
Deferred	60,184	1,106,600	655,101

	$1,495,184	$1,518,946	$927,929

A reconciliation between taxes computed at the expected federal income tax rate and the effective tax rate for the years ended December 31 is as follows:

	2006	2005	2004
Tax expense computed at statutory rates	$1,567,910	$973,800	$884,700
State tax benefit, net of federal effect	181,745	205,800	154,600
Nontaxable warrant expense (income)	(286,913)	215,700	—
Adjustment to income tax provision accruals	—	110,700	(199,700)
Other	32,442	12,946	88,329

	$1,495,184	$1,518,946	$927,929

At December 31, 2006 and 2005, we had no remaining federal operating loss carryforwards. For 2005, 2004 federal operating loss carryforwards were used to reduce federal taxes payable by approximately $1,091,000 and $1,030,000.
The components of deferred tax assets at December 31 consist of the following:

	2006	2005
Current:
Allowances	$69,500	$8,200
Accrued employee benefits	84,000	185,300
State tax loss carryforwards	64,000	144,300

Net current asset	$217,500	$337,800

Noncurrent:
Depreciation and amortization	295,200	$374,500
Accrued employee benefits	141,800	—

	$437,000	$374,500

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
11.	ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB ratified the consensus reached by the Emerging Issues Task Force on Issue No. 06-3, “How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement” (“EITF 06-3”). EITF 06-3 requires a company to disclose its accounting policy (i.e. gross vs. net basis) relating to the presentation of taxes within the scope of EITF 06-3. Furthermore, for taxes reported on a gross basis, an enterprise should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented. The guidance is effective for all periods beginning after December 15, 2006. We do not believe the adoption of EITF 06-3 will have a material effect on our financial position and results of operation.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109.” FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements, tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction. FIN 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN 48, these changes will be accounted for as an adjustment to retained earnings. We do not believe the adoption of FIN 48 will have a material effect on our financial position and results of operation.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” SFAS 157 does not address “what” to measure at fair value; instead, it addresses “how” to measure fair value. SFAS 157 applies (with limited exceptions) to existing standards that require assets or liabilities to be measured at fair value. SFAS 157 establishes a fair value hierarchy, giving the highest priority to quoted prices in active markets and the lowest priority to unobservable data and requires new disclosures for assets and liabilities measured at fair value based on their level in the hierarchy. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We do not believe the adoption of SFAS 157 will have a material effect on our financial position and results of operation.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”), which became effective on January 1, 2007. SAB 108 provides guidance on the consideration of the effects of prior period misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 requires an entity to evaluate the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on current year financial statements. If a misstatement is material to the current year financial statements, the prior year financial statements should also be corrected, even though such revision was, and continues to be, immaterial to the prior year financial statements. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. Such correction should be made in the current period filings. The adoption of SAB 108 as of December 31, 2006 did not have a material effect on our financial position and results of operation.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact, if any, the adoption of SFAS No. 159 will have on our financial statements.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
12.	SIGNIFICANT CUSTOMER RELATIONSHIP

At December 31, 2006, 2005 and 2004, we had one customer relationship that provided 10.3%, 11.9% and 10.3% of our total revenue. For this customer, we provide fitness center management and employee wellness administration services for approximately 50 locations. The agreement with this customer was recently renewed and expires December 31, 2009, and will automatically renew for successive one year periods unless either party delivers written notice at least 90 days prior to termination. We believe that our relationship with this customer is good.

13.	RELATED PARTY TRANSACTION

K. James Ehlen, M.D., a member of our Board of Directors, provides to us certain medical advisory services, in addition to supporting the development of our strategy for corporate health management services. For 2006, 2005, and 2004, Dr. Ehlen was paid $4,500, $66,336, and $100,000 for his services.

14.	BUSINESS SEGMENTS

Effective with the fourth quarter of 2006, we organized our business into two operating segments: Fitness Management Services and Health Management Services. Within each of these business segments, we provide two types of service: (i) Staffing Services, and (ii) Program and Consulting Services. We assess and manage the performance of each business segment by reviewing internally-generated reports that detail revenue and gross profit results for each of our customer sites. This information is used to formulate plans regarding the future prospects of our business, and aids in our determination of how we will invest our resources to ensure we achieve our future revenue and profitability growth targets.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
The following table provides an analysis of business segment revenue and gross profit for each of the years ending December 31, 2006, 2005 and 2004:

	2006	2005	2004
Revenue

Fitness Management Services
Staffing Services	$39,670,546	$38,226,444	$38,446,085
Program and Consulting Services	2,574,463	2,392,272	1,678,343

	42,245,009	40,618,716	40,124,428

Health Management Services
Staffing Services	13,669,201	12,267,973	11,478,361
Program and Consulting Services	7,664,330	2,055,516	851,879

	21,333,531	14,323,489	12,330,240

Total Revenue
Staffing Services	53,339,747	50,494,417	49,924,446
Program and Consulting Services	10,238,793	4,447,788	2,530,222

	$63,578,540	$54,942,205	$52,454,668

Gross Profit

Fitness Management Services
Staffing Services	$8,861,829	$8,772,194	$8,964,117
Program and Consulting Services	1,129,585	810,401	735,487

	9,991,414	9,582,595	9,699,604

Health Management Services
Staffing Services	3,399,875	3,499,117	3,407,956
Program and Consulting Services	4,239,295	735,462	351,657

	7,639,170	4,234,579	3,759,613

Total Gross Profit
Staffing Services	12,261,704	12,271,311	12,372,073
Program and Consulting Services	5,368,880	1,545,863	1,087,144

	$17,630,584	$13,817,174	$13,459,217

We do not have any assets that are specifically related solely to either of our two business segments.

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
15.	QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

		Quarter ended
	March 31,	June 30,	September 30,	December 31,
	(Restated)
2006
Revenue	$14,567,261	$15,575,130	$16,340,380	$17,095,769
Gross profit	3,604,480	4,160,014	5,278,628	4,587,462
Net earnings (loss) applicable to common shareholders	(1,013,191)	727,474	1,173,841	463,549

Net earnings (loss) per common share
Basic	$(0.07)	$0.04	$0.06	$0.02
Diluted	(0.07)	0.02	0.06	0.02

Weighted average common shares outstanding
Basic	15,001,832	18,831,169	18,963,948	19,085,789
Diluted	15,001,832	20,310,830	19,550,662	19,823,346

		Quarter ended
	March 31,	June 30,	September 30,	December 31,
2005
Revenue	$13,465,101	$13,678,615	$13,464,278	$14,334,211
Gross profit	3,441,802	3,450,616	3,498,814	3,425,942
Net earnings (loss) applicable to common shareholders	627,934	498,183	506,488	(428,204)

Net earnings (loss) per common share
Basic	$0.05	$0.04	$0.04	$(0.03)
Diluted	0.04	0.03	0.03	(0.03)

Weighted average common shares outstanding
Basic	12,619,603	12,652,370	12,836,971	13,008,291
Diluted	16,614,522	16,618,997	16,662,753	13,008,291

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
16.	RESTATEMENT

On November 12, 2007, subsequent to our third quarter earnings release on November 5, 2007, we determined that a $1,576,454 deemed dividend to preferred shareholders should have been reflected in our financial statements for the quarter ended March 31, 2006. The effect of this restatement results in a reduction to net earnings applicable to common shareholders in our consolidated statement of operations for the quarter ended March 31, 2006, with a corresponding increase to additional paid in capital in our consolidated balance sheet as of March 31, 2006. In Amendment No. 1 to our Original Filing, we restated our consolidated balance sheet for the quarter ended March 31, 2006 and for the year ended December 31, 2006, our consolidated statements of operations and cash flows for the quarter ended March 31, 2006 and year ended December 31, 2006, and the notes related thereto. No other quarterly reporting periods during our year ended December 31, 2006 were affected by this restatement. This restatement will result in no change to total net earnings or to total stockholders’ equity as of December 31, 2006 and March 31, 2006.

The $1,576,454 deemed dividend to preferred shareholders was determined in accordance with Emerging Issues Task Force (“EITF”) Number 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio. This deemed dividend is a one-time, non-cash adjustment related to the automatic conversion of our Series B Preferred Stock to common stock on March 10, 2006.

The Audit Committee worked closely with our management to review the restatement and our policies and practices related to the restatement. The Audit Committee has determined that, despite this restatement, our internal controls over accounting and financial reporting are effective, and that the restatement does not relate to any misconduct on the part of management.

Following is a presentation of the effects of this restatement on our consolidated financial statements for the periods that were affected by this restatement. All other numbers reported for these periods not affected by this restatement are the same as originally reported.

The following table presents the effect of the restatement on our consolidated balance sheet for the quarter ended March 31, 2006:

	As Reported	Restatement	As Restated

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value	$189,304	—	$189,304
Additional paid-in capital	24,266,420	1,576,454	25,842,874
Accumulated comprehensive income	(898)	—	(898)
Accumulated deficit	(4,713,558)	(1,576,454)	(6,290,012)

	$19,741,268	—	$19,741,268

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
The following table presents the effect of the restatement on our consolidated statement of operations for the quarter ended March 31, 2006:

	As Reported	Restatement	As Restated

NET EARNINGS	$659,673	—	$659,673
Deemed dividend to preferred shareholders	—	1,576,454	1,576,454
Dividend to preferred shareholders	96,410	—	96,410

NET EARNINGS (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$563,263	$(1,576,454)	$(1,013,191)

NET EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.04		$(0.07)
Diluted	0.01		(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	15,001,832		15,001,832
Diluted	19,666,941		15,001,832
The following table presents the effect of the restatement on our consolidated statement of cash flows for the quarter ended March 31, 2006:

	As Reported	Restatement	As Restated

Noncash investing and financing activities affecting cash flows:
Deemed to preferred shareholders	—	$(1,576,454)	$(1,576,454)
The following table presents the effect of the restatement on our consolidated balance sheet for the year ended December 31, 2006:

	As Reported	Restatement	As Restated

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value	$192,202	—	$192,202
Additional paid-in capital	25,989,447	1,576,454	27,565,901
Accumulated comprehensive income	(35,186)	—	(35,186)
Accumulated deficit	(2,348,695)	(1,576,454)	(3,925,149)

	$23,797,768	—	$23,797,768

The following table presents the effect of the Restatement on our consolidated statement of operations for the year ended December 31, 2006:

	As Reported	Restatement	As Restated

NET EARNINGS	$3,024,537	—	$3,024,537
Deemed dividend to preferred shareholders	—	1,576,454	1,576,454
Dividend to preferred shareholders	96,410	—	96,410

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS	$2,928,127	$(1,576,454)	$1,351,673

NET EARNINGS PER COMMON SHARE:
Basic	$0.16		$0.07
Diluted	0.11		0.03
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,023,298		18,023,298
Diluted	19,736,785		18,772,675

HEALTH FITNESS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004
The following table presents the effect of the restatement on our consolidated statement of cash flows for the year ended December 31, 2006:

	As Reported	Restatement	As Restated

Noncash investing and financing activities affecting cash flows:
Deemed to preferred shareholders	—	$(1,576,454)	$(1,576,454)

HEALTH FITNESS CORPORATION
SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS
YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	Balance at	Charged to	Charged to			Balance
	Beginning	Costs and	Other accounts	Deductions		at End
Description	of Period	Expenses	Describe	Describe		of Period
Trade and other accounts receivable allowances:

Year ended December 31, 2006	$200,700	$104,000	—	$(21,600	)(a)	$283,100

Year ended December 31, 2005	$210,700	$12,400	—	$(22,400	)(a)	$200,700

Year ended December 31, 2004	$131,000	$79,700	—	$—	(a)	$210,700

(a)	Accounts receivable written off as uncollectible

PART IV
ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES
(a)	Documents filed as part of this report.
(1)	Financial Statements. The following financial statements are included in Part II, Item 8 of this Annual Report on Form 10-K/A:

Report of Grant Thornton LLP on Consolidated Financial Statements and Financial Statement Schedule as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006

Consolidated Balance Sheets as of December 31, 2006 and 2005

Consolidated Statements of Operations for each of the three years in the period ended December 31, 2006

Consolidated Statements of Stockholders’ Equity for each of the three years in the period ended December 31, 2006

Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2006

Notes to Consolidated Financial Statements

(2)	Financial Statement Schedules. The following consolidated financial statement schedule is included in Item 8:

Schedule II-Valuation and Qualifying Accounts

All other financial statement schedules have been omitted, because they are not applicable, are not required, or the information is included in the Financial Statements or Notes thereto

(3)	Exhibits. See “Exhibit Index to Form 10-K/A” immediately following the signature page of this Form 10-K/A

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 10-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: November 20, 2007
HEALTH FITNESS CORPORATION

By	/s/ Gregg O. Lehman, Ph.D.	By	/s/ Wesley W. Winnekins
Gregg O. Lehman, Ph.D.		Wesley W. Winnekins
Chief Executive Officer		Chief Financial Officer
      In accordance with the requirement of the Securities Exchange Act of 1934, this Annual Report on Form 10-K/A has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title

/s/ Gregg O. Lehman, Ph.D. Gregg O. Lehman, Ph.D.	Chief Executive Officer, President (principal executive officer) and Director	November 20, 2007

/s/ Wesley W. Winnekins Wesley W. Winnekins	Chief Financial Officer (principal financial and accounting officer)	November 20, 2007

/s/ Mark W. Sheffert* Mark W. Sheffert	Chairman	November 20, 2007

/s/ Jerry V. Noyce* Jerry V. Noyce	Vice Chairman and Director	November 20, 2007

/s/ K. James Ehlen, M.D.* K. James Ehlen, M.D.	Director	November 20, 2007

Signatures		Title
/s/ Robert J. Marzec* Robert J. Marzec		Director	November 20, 2007

/s/ John C. Penn* John C. Penn		Director	November 20, 2007

/s/ Linda Hall Whitman, Ph.D.* Linda Hall Whitman, Ph.D.		Director	November 20, 2007

/s/ Rodney A. Young* Rodney A. Young		Director	November 20, 2007

Curtis M. Selquist		Director

David F. Durenburger		Director

*By:	/s/ Wesley W. Winnekins Wesley W. Winnekins As Attorney-in-Fact pursuant to Powers of Attorney previously filed. Date: November 20, 2007

EXHIBIT INDEX
HEALTH FITNESS CORPORATION
FORM 10-K/A

Exhibit No.	Description

3.1	Articles of Incorporation, as amended on September 20, 2004 – incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004

3.2	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock – incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 (No. 333-131045) filed January 13, 2006

3.3	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock – incorporated by reference to Exhibit 4.1 to our Form 8-K filed November 16, 2005

3.4	Restated By-Laws of the Company – incorporated by reference to the Company’s Registration Statement on Form SB-2, File No. 33-83784C

4.1	Specimen of Common Stock Certificate – incorporated by reference to the Company’s Registration Statement on Form SB-2, File No. 33-83784C

10.1	Standard Office Lease Agreement (Net) dated as of June 13, 1996 covering a portion of the Company’s headquarters – incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-KSB for the year ended December 31, 1996, File No. 000-25064

10.2	Amendment dated March 1, 2001 to Standard Office Lease Agreement (Net) dated as of June 13, 1996 covering a portion of the Company’s headquarters-incorporated by reference to Exhibit 10.12 to our Form 10-K for the year ended December 31, 2000, File No. 000-25064

10.3	Second Amendment, dated June 12, 2002, to Standard Office Lease Agreement dated as of June 13, 1996- incorporated by reference to Exhibit 10.13 to our Form 10-Q for the quarter ended June 30, 2002

10.4	Company’s 2005 Stock Option Plan – incorporated by reference to Exhibit 10.1 to our report on Form 8-K filed June 14, 2005 (1)

10.5	Forms of Incentive Stock Option Agreement (1)

10.6	Form of Non-Qualified Stock Option Agreement under the 2005 Stock Option Plan – incorporated by reference to Exhibit 10.2 to our report on Form 8-K dated June 14, 2005 (1)

10.7	Employment Agreement dated November 30, 2000 between the Company and Jerry V. Noyce – incorporated by reference to Exhibit 10.9 to our Form 10-K for the fiscal year ended December 31, 2000, File No. 000-25064 (1)

10.8	Amendment, dated December 1, 2006, to Employment Agreement dated November 30, 2000 between the Company and Jerry V. Noyce – incorporated by reference to Exhibit 99.1 to our report on Form 8-K filed December 4, 2006 (1)

10.9	Employment Agreement dated February 9, 2001 between the Company and Wesley W. Winnekins – incorporated by reference to Exhibit 10.11 to our Form 10-K for the fiscal year ended December 31, 2000, File No. 000-25064 (1)

10.10	Amendment, dated as of December 21, 2006, to Employment Agreement dated February 9, 2001 between the Company and Wesley W. Winnekins (1) – incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K filed March 30, 2007

10.11	Employment Agreement dated March 1, 2003 between the Company and Jeanne Crawford – incorporated by reference to Exhibit 10.9 to our Form 10-K for the fiscal year ended December 31, 2002 (1)

Exhibit No.	Description

10.12	Amendment, dated as of December 21, 2006, to Employment Agreement dated March 1, 2003 between the Company and Jeanne Crawford (1) – incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K filed March 30, 2007

10.13	Amended and Restated Employment Agreement dated March 25, 2003 between the Company and James A. Narum incorporated by reference to Exhibit 10.7 to our Annual Report on Form 10-K for the year ended December 31, 2002 (1)

10.14	Employment Agreement dated December 8, 2003 between the Company and Brian Gagne – incorporated by reference to Exhibit 10.10 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (1)

10.15	Amendment, dated as of December 21, 2006, to Employment Agreement dated December 8, 2003 between the Company and Brian Gagne (1) – incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K filed March 30, 2007

10.16	Employment Agreement dated December 22, 2003 between the Company and Michael Seethaler – incorporated by reference to Exhibit 10.11 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (1)

10.17	Amendment, dated as of December 21, 2006, to Employment Agreement dated December 22, 2003 between the Company and Michael Seethaler (1) – incorporated by reference to Exhibit 10.17 to our Annual Report on Form 10-K filed March 30, 2007

10.18	Employment Agreement dated August 13, 2001 between the Company and Dave Hurt – incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (1)

10.19	Employment Agreement dated December 8, 2003 between the Company and Katherine Hamlin – incorporated by reference to Exhibit 10.13 to our Form 10-K for the fiscal year ended December 31, 2005 (1)

10.20	Amendment, dated as of December 21, 2006, to Employment Agreement dated December 8, 2003 between the Company and Katherine Hamlin (1) – incorporated by reference to Exhibit 10.20 to our Annual Report on Form 10-K filed March 30, 2007

10.21	Employment Agreement dated December 23, 2005 between the Company and John F. Ellis – incorporated by reference to Exhibit 10.16 Form 10-K for the fiscal year ended December 31, 2005 (1)

10.22	Amendment, dated as of December 21, 2006, to Employment Agreement dated December 23, 2005 between the Company and John F. Ellis (1) – incorporated by reference to Exhibit 10.22 to our Annual Report on Form 10-K filed March 30, 2007

10.23	Employment Agreement dated December 23, 2005 between the Company and Peter A. Egan – incorporated by reference to Exhibit 10.17 Form 10-K for the fiscal year ended December 31, 2005 (1)

10.24	Amendment, dated as of December 21, 2006, to Employment Agreement dated December 23, 2005 between the Company and Peter A. Egan (1) – incorporated by reference to Exhibit 10.24 to our Annual Report on Form 10-K filed March 30, 2007

10.25	Employment Agreement dated December 1, 2006 between the Company and Gregg O. Lehman, Ph.D. – incorporated by reference to Exhibit 99.2 to our report on Form 8-K for the fiscal year ended December 4, 2006 (1)

10.26	Restricted Stock Agreement, dated as of January 1, 2007, between the Company and Gregg O. Lehman, Ph.D. (1) – incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K filed March 30, 2007

10.27	Credit Agreement, dated August 22, 2003, between the Company and Wells Fargo Bank, National Association – incorporated by reference to Exhibit 10.11 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003

Exhibit No.	Description

10.28	Third Amendment, dated August 25, 2003, to Standard Office Lease Agreement dated as of June 13, 1996, between the Company and NEOC Holdings LLC – incorporated by reference to Exhibit 10.14 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003

10.29	Second Amendment dated May 14, 2004 to Credit Agreement and Waiver of Defaults, dated August 22, 2003, between the Company and Wells Fargo Bank, N.A. – incorporated by reference to Exhibit 10.16 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004

10.30	Third Amendment to Credit Agreement and Consent dated December 29, 2004 to Credit Agreement dated August 22, 2003, between the Company and Wells Fargo Bank, N.A. – incorporated by reference to Exhibit 10.20 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004

10.31	Securities Purchase Agreement dated November 14, 2005 – incorporated by reference to Exhibit 10.1 to our report on Form 8-K filed November 16, 2005

10.32	Registration Rights Agreement dated November 14, 2005 – incorporated by reference to Exhibit 10.2 to our report on Form 8-K filed November 16, 2005

10.33	Form of Warrant issued pursuant to the Securities Purchase Agreement dated November 14, 2005 – incorporated by reference to Exhibit 10.3 to our report on Form 8-K filed November 16, 2005

10.34	Stock Purchase Agreement dated December 23, 2005 between the Company, HealthCalc.Net, Inc., Peter A. Egan and John F. Ellis, among others – incorporated by reference to Exhibit 10.1 to our report on Form 8-K filed on December 29, 2005

10.35	Escrow Agreement dated December 23, 2005 between the Company, Wells Fargo Bank, National Association, Peter A. Egan and John F. Ellis, among others – incorporated by reference to Exhibit 10.2 to our report on Form 8-K filed December 29, 2005

10.36	Shareholders’ Agreement dated December 23, 2005 between the Company, Peter A. Egan and John F. Ellis – incorporated by reference to Exhibit 10.3 to our report on Form 8-K filed December 29, 2005

10.37	Fourth Amendment dated June 6, 2006 to Credit Agreement, dated August 22, 2003, between the Company and Wells Fargo Bank, N.A. – incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

10.38	Form of Amendment No. 1 to Warrants issued November 14, 2005 – incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

10.39	Form of Amendment No. 1 to Registration Rights Agreement – incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

10.40	Director Compensation Arrangements (1) – incorporated by reference to Exhibit 10.40 to our Annual Report on Form 10-K filed March 30, 2007

10.41	2007 Executive Bonus Plan (1) – incorporated by reference to Exhibit 10.41 to our Annual Report on Form 10-K filed March 30, 2007

10.42	Compensation Arrangements for Executive Officers for Fiscal Year 2007 (1) – incorporated by reference to Exhibit 10.42 to our Annual Report on Form 10-K filed March 30, 2007

10.43	Cash Incentive Plan (1) – incorporated by reference to Exhibit 10.43 to our Annual Report on Form 10-K filed March 30, 2007

11.0	Statement re: Computation of Earnings per Share – incorporated by reference to Exhibit 11.0 to our Annual Report on Form 10-K/A filed November 19, 2007

21.1	Subsidiaries - incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended December 31, 2004

Exhibit No.	Description

*23.1	Consent of Independent Registered Public Accounting Firm

*31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

*32.1	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*32.2	Certification of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*	Filed herewith

(1)	Indicates management contract or compensatory plan or arrangement